UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2019

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-34691	55-0886410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA		02026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (617) 977-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers; (e) Compensatory Arrangements of Certain Officers

On November 11, 2019, Atlantic Power Corporation (the “Company”) and Philip D. Rorabaugh, the Company’s Senior Vice President — Operations, reached a mutual agreement for Mr. Rorabaugh’s departure from the Company effective December 31, 2019.

On November 14, 2019, Atlantic Power Services, LLC, a wholly-owned subsidiary of the Company (“Atlantic Power Services”), entered into a severance and release agreement (the “Severance and Release Agreement”) with Mr. Rorabaugh. The Severance and Release Agreement provides that Mr. Rorabaugh will receive a lump sum severance payment of $375,000 and eighteen months of continued medical coverage (the “Severance Benefits”). In consideration of the Severance Benefits, pursuant to the Severance and Release Agreement, and subject to the limitations contained therein, Mr. Rorabaugh has granted a release to Atlantic Power Services and all of its current and former affiliates, parents and subsidiaries, and each of their officers, directors, shareholders, members, owners, employees, advisors, agents and assigns in respect of any potential claims.

This description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Release Agreement, which will be filed as an exhibit to the Company’s next periodic report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: November 15, 2019	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

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